UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2018

PRESIDIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Penn Plaza, Suite 2832, New York, New York 10119

(Address of principal executive offices)

Registrant’s telephone number: (212) 652-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2018, Presidio LLC and Presidio Networked Solutions LLC (together, the “Borrowers”), subsidiaries of Presidio, Inc. (the “Company”), entered into an Incremental Assumption Agreement and Amendment No. 7 (the “Amendment”) amending that certain Credit Agreement, dated as of February 2, 2015 (as previously amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrowers, the guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Amendment, the Borrowers borrowed $160.0 million in aggregate principal amount of incremental term loans (the “Incremental Term Loans”) under the Credit Agreement.

The Amendment provides that the Incremental Term Loans will have terms substantially identical to the existing term loans outstanding under the Credit Agreement (except with respect to issue price). The Incremental Term Loans were sold to lenders at a price of 99.50% of par.

Proceeds from the Incremental Term Loans were used to fund the repurchase of 10,750,000 shares of the Company’s common stock, par value $0.01 per share, from AP VIII Aegis Holdings, L.P., an affiliate of investment funds managed by affiliates of Apollo Global Management, LLC, for aggregate consideration of $158.6 million, representing a purchase price of $14.75 per share.

Item 8.01.	Other Events.

On September 13, 2018, the Company issued a press release in connection with the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

10.1	Incremental Assumption Agreement and Amendment No. 7, dated September 13, 2018, by and among Presidio, LLC and Presidio Networked Solutions LLC, as borrowers, the guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

99.1	Press Release dated September 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2018

PRESIDIO, INC.

By:	/s/ Elliot Brecher
Elliot Brecher Senior Vice President and General Counsel